Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF MAXYGEN, INC.

On May 16, 2011, Maxygen, Inc. (“Company” or “Maxygen”) entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”) with Astellas Bio Inc. (“Astellas Bio”), a wholly-owned subsidiary of Astellas Pharma Inc. and Perseid Therapeutics LLC (“Perseid”), a majority owned subsidiary of Maxygen, pursuant to which Astellas Bio acquired all of Maxygen’s equity interests in Perseid for $76.0 million in cash. The unaudited pro forma consolidated financial information set forth below is based on audited and unaudited historical financial statements of the Company and reflects the estimated pro forma effect of the disposition on the Company.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 was derived from the unaudited balance sheet presented in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2010, 2009 and 2008 are presented as if the sale of the Company’s equity interest in Perseid had been consummated on January 1, 2010, 2009 and 2008, respectively, and excludes the gain on sale of discontinued operations of approximately $62.7 million that will be recorded by the Company during the quarter ending June 30, 2011. The historical results of the Company were derived from its consolidated statement of operations included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2010. The historical results of Perseid and its predecessor operations were derived from its unaudited statement of operations included in the Company’s consolidated results for the years ended December 31, 2010, 2009 and 2008.

A pro forma condensed consolidated statement of operations for the three months ended March 31, 2011 and the three months ended March 31, 2010 have not been presented as the operating results of Perseid have been reflected in the results of the Company presented in its Form 10-Q for the period ended March 31, 2011. The results of Perseid were derived from its unaudited statement of operations for the periods ended March 31, 2011 and March 31, 2010 and are classified in the Company’s consolidated results as discontinued operations.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the disposition. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management for illustrative purposes only and are not necessarily indicative of the results of operations in future periods or the results that actually would have been realized had the Company divested Perseid during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this report and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for its year ended December 31, 2010 and the unaudited condensed historical consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the period ending March 31, 2011.

The pro forma information is prepared pursuant to the requirements of Article 11 of Regulation S-X of the U.S. Securities and Exchange Commission and is presented solely for information purposes. The pro forma information is not necessarily indicative of the results of operations or financial position that might have been achieved by Maxygen for the periods or dates indicated nor is it necessarily indicative of the future results of operations or financial position of Maxygen.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

OF MAXYGEN, INC.

As of March 31, 2011

(In Thousands)

	As Reported Maxygen, Inc. Consolidated	Pro Forma Adjustments (note 3)	Pro Forma Maxygen, Inc. Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$99,978	$76,000(a)	$175,023
		(955)(b)
Receivable from Perseid	828	—	828
Available-for-sale investment in equity securities	6,004	—	6,004
Prepaid expenses and other current assets	2,502	—	2,502
Assets of discontinued operations	40,866	(39,686)(c)	—
		(1,180)(d)

Total current assets	150,178	34,179	184,357

Property and equipment, net	65	—	65
Other noncurrent assets	2,133	—	2,133

Total assets	$152,376	$34,179	$186,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$4,567	$150(e)	$4,181
		(536)(f)
Liabilities of discontinued operations	11,518	(11,518)(g)	—
Non-current distribution payable	1,583	—	1,583

Stockholders’ equity:
Common stock and additional paid-in capital	328,450	(6,338)(h)	320,976
		(1,136)(i)
Accumulated other comprehensive income	3,295	—	3,295
Accumulated deficit	(201,753)	62,742(j)	(143,689)
		(4,259)(k)
		(419)(l)

Total Maxygen, Inc. stockholders’ equity	129,992	50,590	180,582
Non-controlling interests	4,716	(4,507)(m)	209

Total stockholders’ equity	134,708	46,083	180,791

Total liabilities and stockholders’ equity	$152,376	$34,179	$186,555

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS OF MAXYGEN, INC.

For the Year Ended December 31, 2010

(In Thousands, Except per Share Data)

	As Reported Maxygen, Inc. Consolidated	Pro Forma Adjustments (note 4)	Pro Forma Maxygen, Inc. Consolidated
Revenues:
Technology and license revenue	$1,543	$—	$1,543
Related party revenue	35,325	(33,304)	2,021
Grant revenue	733	(733)	—

Total Revenue	37,601	(34,037)	3,564

Operating Expenses:
Research and development	32,035	(30,133)	1,902
General and administrative	12,675	(3,139)	9,536
Restructuring charges	(98)	—	(98)

Total operating expenses	44,612	(33,272)	11,340

Income (loss) from operations	(7,011)	(765)	(7,776)
Gain on distribution of equity securities	53,180	—	53,180
Sale of platform technology	20,000	—	20,000
Interest income and other (expense), net	25	62	87

Income from continuing operations before taxes	66,194	(703)	65,491
Income tax benefit	2,238	—	2,238

Income from continuing operations	68,432	(703)	67,729
Income from discontinued operations, net of taxes	—	703	703

Net income	68,432	—	68,432
Net (loss) attributable to non-controlling interest	(452)	—	(452)

Net income attributable to Maxygen, Inc.	$68,884	$—	$68,884

Basic net income per share attributable to Maxygen, Inc.:
Continuing operations	$—		$2.26
Discontinued operations	$—		$0.04
Applicable to common stockholders	$2.30		$2.30
Diluted net income per share attributable to Maxygen, Inc.:
Continuing operations	$—		$2.25
Discontinued operations	$—		$0.04
Applicable to common stockholders	$2.29		$2.29
Shares used in basic net income per share calculation	29,949		29,949
Shares used in diluted net income per share calculation	30,128		30,128

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS OF MAXYGEN, INC.

For the Year Ended December 31, 2009

(In Thousands, Except per Share Data)

	As Reported Maxygen, Inc. Consolidated	Pro Forma Adjustments (note 4)	Pro Forma Maxygen, Inc. Consolidated
Revenues:
Technology and license revenue	$15	$—	$15
Related party revenue	31,816	(27,186)	4,630
Grant revenue	4,545	—	4,545

Total Revenue	36,376	(27,186)	9,190

Operating Expenses:
Research and development	36,640	(27,678)	8,962
General and administrative	17,494	(2,826)	14,668
Restructuring charges	15,964	—	15,964

Total operating expenses	70,098	(30,504)	39,594

Loss from operations	(33,722)	3,318	(30,404)
Interest income and other (expense), net	977	(5)	972

Loss from continuing operations before taxes	(32,745)	3,313	(29,432)
Income tax benefit	588	—	588

Loss from continuing operations	(32,157)	3,313	(28,844)
Loss from discontinued operations, net of taxes	—	(3,313)	(3,313)

Net loss	(32,157)	—	(32,157)
Net income attributable to non-controlling interest	245		245

Net loss attributable to Maxygen, Inc.	$(32,402)	$—	$(32,402)

Basic net loss per share attributable to Maxygen, Inc.:
Continuing operations	$—		$(0.75)
Discontinued operations	$—		$(0.10)
Applicable to common stockholders	$(0.85)		$(0.85)
Diluted net loss per share attributable to Maxygen, Inc.:
Continuing operations	$—		$(0.75)
Discontinued operations	$—		$(0.10)
Applicable to common stockholders	$(0.85)		$(0.85)
Shares used in basic net loss per share calculation	38,236		38,236
Shares used in diluted net loss per share calculation	38,236		38,236

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS OF MAXYGEN, INC.

For the Year Ended December 31, 2008

(In Thousands, Except per Share Data)

	As Reported Maxygen, Inc. Consolidated	Pro Forma Adjustments (note 4)	Pro Forma Maxygen, Inc. Consolidated
Revenues:
Technology and license revenue	$90,584	$—	$90,584
Related party revenue	5,051	(4,387)	664
Grant revenue	5,074	—	5,074

Total Revenue	100,709	(4,387)	96,322

Operating Expenses:
Research and development	46,274	(14,024)	32,250
General and administrative	14,845	(3,402)	11,443
Goodwill impairment	12,192	—	12,192
Restructuring charges	1,987	—	1,987

Total operating expenses	75,298	(17,426)	57,872

Income from operations	25,411	13,039	38,450
Interest income and other (expense), net	4,914	—	4,914

Income from continuing operations before taxes	30,325	13,039	43,364
Income tax benefit	—	—	—

Income from continuing operations	30,325	13,039	43,364
Loss from discontinued operations, net of taxes	—	(13,039)	(13,039)

Net income	$30,325	$—	$30,325

Basic net income (loss) per share:
Continuing operations	$—		$1.17
Discontinued operations	$—		$(0.35)
Applicable to common stockholders	$0.82		$0.82
Diluted net income (loss) per share:
Continuing operations	$—		$1.16
Discontinued operations	$—		$(0.35)
Applicable to common stockholders	$0.81		$0.81
Shares used in basic net income (loss) per share calculation	37,100		37,100
Shares used in diluted net income (loss) per share calculation	37,358		37,358

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF MAXYGEN, INC.

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and 2011 and the fiscal years ended December 31, 2008, 2009 and 2010 are based on historical financial statements of Maxygen, Inc. (“Company” or “Maxygen”) after giving effect to the transaction described in Note 2 below and the assumptions and adjustments described elsewhere in these notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction described in Note 2 had been completed on March 31, 2011. The unaudited pro forma condensed consolidated statements of operations are presented as if the transactions had been completed at the beginning of each period presented.

The pro forma information is prepared pursuant to the requirements of Article 11 of Regulation S-X of the U.S. Securities and Exchange Commission and is presented solely for informational purposes. The pro forma information is not necessarily indicative of the results of operations or financial position that might have been achieved by Maxygen for the periods or dates indicated, and is not necessarily indicative of the future results of operations or financial position of Maxygen. The pro forma information is based on estimates and assumptions set forth in these notes, which the Company believes are reasonable.

2. The Transaction

On May 16, 2011, Maxygen entered into a Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”) with Astellas Bio Inc. (“Astellas Bio”), a wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas”) and Perseid Therapeutics LLC (“Perseid”), pursuant to which Astellas Bio acquired all of Maxygen’s equity interests in Perseid for $76.0 million in cash. The unaudited pro forma consolidated financial information set forth below is based on audited and unaudited historical financial statements of the Company and reflects the estimated pro forma effect of the disposition on the Company.

Maxygen and Astellas entered into a joint venture agreement in June 2009 under which Maxygen transferred substantially all of its protein pharmaceutical programs and related assets and research and development personnel to Perseid and granted Astellas Bio an option to acquire all of Maxygen’s ownership interest in Perseid at specified exercise prices that increased each quarter over the term of the option, which option was scheduled to expire on September 18, 2012. Astellas Bio exercised its option on March 17, 2011 at the $76.0 million option price in effect on the date of exercise.

To date the results of Perseid have been included in the Company’s consolidated financial statements. Prior to the disposition of Perseid, the Company was the primary beneficiary of Perseid as determined under applicable accounting standards. Amounts pertaining to the 16.7% ownership interest held by Astellas in the operating results and financial position of Perseid were reported as a non-controlling interest.

3. Pro Forma Adjustments to Condensed Consolidated Balance Sheet

Pro forma adjustments for the Condensed Consolidated Balance Sheet as of March 31, 2011 are necessary to reflect Maxygen’s balances, excluding Perseid’s assets, liabilities and stockholders’ equity, and including the cash received from Astellas Bio, the gain to be recorded by Maxygen as a result of the disposition, the related estimated transaction costs, the stock compensation related to the accelerated vesting of contingent profit unit (“CPU”) awards and the full settlement of all CPU awards held by Perseid employees, as if the transaction was completed on March 31, 2011.

The pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 are as follows (all amounts are in thousands):

(a) To record cash proceeds from the sale of Maxygen’s 83.3% interest in Perseid to Astellas Bio:

Line Item	Increase (Decrease)
Cash	$76,000

(b) To reflect the estimated settlement of CPU awards held by Perseid employees, comprised of $536 of accrued stock compensation expense for the period ended March 31, 2011 (note (f)) and $419 of stock compensation expense related to the accelerated settlement of CPU awards held by Perseid employees (note (l)):

Line Item	Increase (Decrease)
Cash	$(955)

(c) To eliminate Perseid’s net assets, including $31,700 of cash:

Line Item	Increase (Decrease)
Assets of discontinued operations	$(39,686)

(d) To record a technology license assignment fee released from escrow upon the disposition of Perseid:

Line Item	Increase (Decrease)
Assets of discontinued operations	$(1,180)

(e) To record the estimated transaction costs related to the disposition:

Line Item	Increase (Decrease)
Total current liabilities	$150

(f) To reflect the reduction of Total current liabilities as of March 31, 2011 for accrued stock compensation expense in connection with the CPU awards held by Perseid employees:

Line Item	Increase (Decrease)
Total current liabilities	$(536)

(g) To eliminate Perseid’s net liabilities:

Line Item	Increase (Decrease)
Total current liabilities	$(11,518)

(h) To deconsolidate Maxygen’s controlling equity interest in Perseid:

Line Item	Increase (Decrease)
Common stock and additional paid-in-capital	$(6,338)

(i) To eliminate the charge associated with the profit interest unit (“PIU”) awards previously recorded by Perseid:

Line Item	Increase (Decrease)
Common stock and additional paid-in-capital	$(1,136)

(j) To record Maxygen’s estimated gain on the sale of its interest in Perseid, less a technology license assignment fee of $1,180 and estimated direct transaction costs of $150:

Line Item	Increase (Decrease)
Accumulated deficit	$62,742

(k) To eliminate Maxygen’s share of Perseid’s accumulated profits:

Line Item	Increase (Decrease)
Accumulated deficit	$(4,259)

(l) To record stock compensation expense related to the accelerated settlement of CPU awards held by Perseid employees:

Line Item	Increase (Decrease)
Accumulated deficit	$(419)

(m) To eliminate Astellas Bio’s non-controlling interest in Perseid’s equity and accumulated profits:

Line Item	Increase (Decrease)
Non-controlling interests	$(4,507)

4. Pro Forma Adjustments to Condensed Consolidated Statement of Operations

Pro forma adjustments to the condensed consolidated statement of operations for the years ended December 31, 2010, 2009 and 2008 are necessary to reflect Maxygen’s results of operations, excluding Perseid and its predecessor operations and do not include the gain on the disposition of Perseid, which the Company will record in the quarter ending June 30, 2011.

Explanations of the pro forma adjustments included in the unaudited pro forma condensed consolidated statement of operations for the three years ended December 31, 2008, December 31, 2009 and December 31, 2010 are as follows (in thousands):

(1)	To eliminate the revenue attributed to Perseid and its predecessor operations. The related party revenues are from collaboration agreements between Astellas and Perseid, one of which was initially entered into by Maxygen and assigned to Perseid upon consummation of the joint venture arrangement with Astellas. The grant revenue in 2010 consisted solely of three non-recurring grants received under the Qualifying Therapeutics Discovery Program, or QTDP. The QTDP program was created by Congress in March 2010, as enacted under the Patient Protection and Affordable Care Act of 2010, and provided a tax credit or grant to eligible companies to cover certain costs and expenses in connection with qualified therapeutic discovery projects.

	Year ended December 31,
	2008	2009	2010
Related party revenue	$4,387	$27,186	$33,304
Grant revenue	—	—	733

(2)	To eliminate the research and development expenses attributed to Perseid and its predecessor operations. This attribution was based on methodologies established by the Company and considered to be a reasonable reflection of the level of effort spent on the programs attributed to Perseid, including specific external project costs.

	Year ended December 31,
	2008	2009	2010
Research and development	$14,024	$27,678	$30,133

(3)	To eliminate the transfer of general and administrative expenses, including finance, legal and human resources, to Perseid and its predecessor operations using methodologies established by the Company and considered to be a reasonable reflection of the utilization of the services provided.

	Year ended December 31,
	2008	2009	2010
General and administrative	$3,402	$2,826	$3,139

5.	Unaudited Pro Forma Income (Loss) Per Share

Basic net income (loss) per share has been computed using the weighted-average number of shares of common stock outstanding during the relevant periods. During the periods in which the Company had net income from continuing operations, the diluted net income per share has been computed using the weighted average number of shares of common stock outstanding and other dilutive securities.

The following table presents a reconciliation of the numerators and denominators of the basic and dilutive net income (loss) per share computations and the calculation of basic and diluted net income (loss) per share (in thousands, except per share data):

	Year ended December 31,
	2008	2009	2010
Numerator:
Numerator for basic and diluted loss attributable to Maxygen, Inc. from continuing operations	$43,364	$(28,844)	$67,729
Numerator for basic and diluted income (loss) attributable to Maxygen, Inc. from discontinued operations	$(13,039)	$(3,558)	$1,155
Numerator for basic and diluted income (loss) attributable to Maxygen, Inc.	$30,325	$(32,402)	$68,884

Denominator:
Weighted-average shares used in computing basic net income (loss) per share	37,100	38,236	29,949
Weighted-average shares used in computing diluted net income (loss) per share	37,358	38,236	30,128

Basic net income (loss) per share:
Continuing operations	$1.17	$(0.75)	$2.26
Discontinued operations	$(0.35)	$(0.10)	$0.04
Attributable to Maxygen Inc.	$0.82	$(0.85)	$2.30

Diluted net income (loss) per share:
Continuing operations	$1.16	$(0.75)	$2.25
Discontinued operations	$(0.35)	$(0.10)	$0.04
Attributable to Maxygen Inc.	$0.81	$(0.85)	$2.29

Basic and diluted net income (loss) per share from discontinued operations includes net income (loss) attributable to non-controlling interests for all periods presented.